Exhibit 3.1

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SUNSHINE HEART, INC.

The undersigned, David Rosa and Jeffrey Mathiesen hereby certify that:

1.                                       They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of SUNSHINE HEART, INC., a Delaware corporation.

2.                                       The Certificate of Incorporation of Sunshine Heart, Inc. was originally filed with the Secretary of State of Delaware on August 22, 2002 under the name “Sunshine Heart, Inc.”  The Certificate of Incorporation was subsequently amended and restated pursuant to an Amended and Restated Certificate of Incorporation on December 3, 2002.  The Amended and Restated Certificate of Incorporation was subsequently amended and restated pursuant to that certain Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on August 18, 2004.  The Second Amended and Restated Certificate of Incorporation was subsequently amended and restated pursuant to that certain Third Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on September 20, 2004.  The Third Amended and Restated Certificate of Incorporation was subsequently amended pursuant to that certain First Amendment to the Third Amended and Restated Certificate of Incorporation and that certain Second Amendment to the Third Amended and Restated Certificate of Incorporation.

3.                                       The Third Amended and Restated Certificate of Incorporation of Sunshine Heart, Inc., as amended, is hereby amended and restated to read in full as follows:

ARTICLE I
NAME

The name of the corporation is SUNSHINE HEART, INC. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV
AUTHORIZED STOCK AND RELATIVE RIGHTS

A.                                    The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.  The total number of shares that the Corporation is authorized to issue is Two Billion (2,000,000,000) shares, each with a par value of $0.0001 per share.  One Billion Nine Hundred Sixty Million (1,960,000,000) shares shall be Common Stock and Forty Million (40,000,000) shares shall be Preferred Stock.

B.                                    The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL.  The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.                                    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V
MANAGEMENT

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.                                    BOARD OF DIRECTORS.

1.                                      Number.  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

2.                                      Classes.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively.  The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective.  At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and the Class I directors shall be elected for a term of that will expire at the fourth annual meeting of stockholders following the initial classification of the Board of Directors.  At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and the Class II directors shall be elected for a term that will expire at the fifth annual meeting of stockholders following the initial classification of the Board of Directors.  At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and the Class III directors shall be elected for a term that will expire at the sixth annual meeting of stockholders following the initial classification of the Board of Directors.  At each succeeding annual meeting of stockholders, directors shall be elected for a term that will expire at the third annual meeting of stockholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting.

3.                                      Term.  Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

4.                                      Removal of Directors.

i.                                         Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

ii.                                     Subject to any limitation imposed by law, any individual director or directors may be removed only with cause by the affirmative vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at a meeting of stockholders and entitled to vote generally on the election of directors, voting together as a single class.

5.                                      Vacancies.  Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.                                    BYLAW AMENDMENTS.

1.                                      The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors.

2.                                      The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Fourth Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

C.                                    BALLOTS.  The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

D.                                    ACTION BY STOCKHOLDERS.  No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders of the Corporation by written consent or electronic transmission.

E.                                      ADVANCE NOTICE.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

F.                                      FORUM.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

ARTICLE VI
PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

A.                                    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B.                                    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII
AMENDMENT

A.                                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.                                    Notwithstanding any other provisions of this Fourth Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Fourth Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

* * * * * *

The foregoing Fourth Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at Eden Prairie, Minnesota, on September 20, 2011

/s/ David Rosa
David Rosa, Chief Executive Officer

/s/ Jeffrey Mathiesen
Jeffrey Mathiesen, Secretary